Exhibit 10.8

MASTER CONFIRMATION AGREEMENT FOR

NON-DELIVERABLE FORWARD FX TRANSACTIONS

dated as of February l l, 2008 (the “Effective Date”) between

UBS AG (“Party A”) and

WCM Pool LLC (“Party B”)

The parties wish to facilitate the process of entering into and confirming non-deliverable forward foreign exchange transactions and accordingly agree as follows:

1. Application: This Master Confirmation Agreement for Non-Deliverable Forward FX Transactions (“Master Confirmation”) shall apply to each non-deliverable forward foreign exchange transaction (“NDF Transaction”) entered into between Party A and Party B on or after the Effective Date, unless the Addendum or a confirmation of a NDF Transaction specifies that this Master Confirmation does not apply. This Master Confirmation includes the Addendum hereto.

2. FX Definitions: The definitions and provisions contained in the 1998 FX and Currency Option Definitions (including Annex A thereto), as published by the International Swaps and Derivatives Association, Inc., EMTA, Inc. (“EMTA”) and the Foreign Exchange Committee, and as modified or amended in the Master Agreement specified in the Addendum hereto (the “1998 Definitions”), are incorporated into this Master Confirmation. Any amendments or successor definitions to the 1998 Definitions are incorporated into this Master Confirmation with respect to each NDF Transaction that has a Trade Date that falls on or after the effective date of such amendments or successor definitions, and are referred to herein (together with the 1998 Definitions) as the FX Definitions. For the avoidance of doubt, if amendments or successor definitions to the 1998 Definitions become effective after the Trade Date of a NDF Transaction, such amendments or successor definitions shall not apply to or amend the terms of such NDF Transaction, unless otherwise agreed by the parties.

3. Transaction Confirmation: The parties shall confirm the Economic Terms (as defined in paragraph 5 below) of each NDF Transaction in a Confirmation (each such Confirmation, a “Transaction Confirmation”). Each Transaction Confirmation may be executed and delivered in counterparts (including by facsimile transmission), or may be created by an exchange of telexes, an exchange of electronic messages on an electronic messaging, trading or settlement system (including, without limitation, by means of matching electronic messages sent by each party), or an exchange of e-mails. Each Transaction Confirmation shall be deemed to incorporate and be subject to all of the terms of this Master Confirmation. This Master Confirmation, together with each Transaction Confirmation, constitutes a “Confirmation” as referred to in, and is subject to, the terms and conditions of the Master Agreement.

4. Relevant EMTA Template: If, on the Trade Date of a NDF Transaction, template terms for the confirmation of a NDF Transaction in the Currency Pair that is the subject of such NDF Transaction are recommended by EMTA or a recognized successor and have an effective date that falls on or before such Trade Date (“Relevant EMTA Template”), then all of the terms of such Relevant EMTA Template (published and available at www.emta.org or any successor website) shall apply to such NDF Transaction, except to the extent otherwise provided in the

Addendum or a Transaction Confirmation. For the avoidance of doubt, if a Relevant EMTA Template becomes effective after the Trade Date of a NDF Transaction, such Relevant EMTA Template shall not apply to or amend the terms of such NDF Transaction, unless otherwise agreed by the parties.

5. Economic Terms: Each Transaction Confirmation shall specify the following terms or, alternatively, the terms that the parties agree to specify in their Transaction Confirmation by using the facilities of a particular electronic messaging, trading or settlement system (“Economic Terms”):

Trade Date

Reference Currency

Reference Currency Notional Amount

Notional Amount or Forward Rate

Reference Currency Buyer

Reference Currency Seller

Settlement Currency

Valuation Date [Specify date only; all other terms in the Relevant EMTA Template apply.]

Settlement Date [Specify date only; all other terms in the Relevant EMTA Template apply.]

Settlement

This Master Confirmation shall apply only if the Transaction Confirmation specifies, or the parties otherwise agree in the Transaction Confirmation, that Settlement is Non-Deliverable.

6. Priority:

(a) In the event of any inconsistency between the FX Definitions and a Confirmation, the Confirmation shall prevail. In the event of any inconsistency between the provisions of a Transaction Confirmation and the Master Agreement, the Transaction Confirmation shall prevail for the purpose of the relevant NDF Transaction.

(b) In the event of any inconsistency between the Addendum or a Transaction Confirmation and a Relevant EMTA Template, the Addendum or Transaction Confirmation shall prevail, subject to the following. If the parties elect to include in the Addendum terms for a NDF Transaction with a Currency Pair for which a Relevant EMTA Template has not become effective on the effective date of the Addendum, such terms shall govern each NDF Transaction for such Currency Pair with a Trade Date that falls before the effective date of a Relevant EMTA Template for such Currency Pair. If a Relevant EMTA Template has become effective on or before the Trade Date of a NDF Transaction with such Currency Pair, the terms of the Relevant EMTA Template shall supersede the relevant terms in the Addendum, but shall not apply to or amend the terms of any NDF Transaction with a Trade Date that precedes the effective date of the Relevant EMTA Template, unless otherwise agreed by the parties.

(c) If the parties are or become subject to a multilateral form of a master confirmation agreement for NDF Transactions (a “Multilateral Master Confirmation”), by protocol or otherwise, the following rules of priority apply:

(i) If the parties sign onto or become subject to a Multilateral Master Confirmation after the Effective Date, in the event of any inconsistency between this Master Confirmation and such Multilateral Master Confirmation, such Multilateral Master Confirmation shall prevail with respect to NDF Transactions governed by such Multilateral Master Confirmation, unless otherwise agreed by the parties; and

(ii) If the parties have signed onto or are subject to a Multilateral Master Confirmation on or before the Effective Date, in the event of any inconsistency between this Master Confirmation and such Multilateral Master Confirmation, this Master Confirmation shall prevail with respect to the NDF Transactions governed by such Multilateral Master Confirmation, unless otherwise agreed by the parties.

For the avoidance of doubt, if the parties sign onto or become subject to a Multilateral Master Confirmation after the Trade Date of a NDF Transaction, such Multilateral Master Confirmation shall not apply to or amend the terms of such NDF Transaction, unless expressly specified in such Multilateral Master Confirmation or otherwise agreed by the parties.

7. Quoting Dealing Disclaimer: The parties acknowledge that one or both parties to a NDF Transaction, acting directly or through a branch or an affiliate, may be requested to provide a quotation or quotations from time to time for the purpose of determining an industry rate for the Currency Pair that is the subject of the NDF Transaction and that such quotation may affect, materially or otherwise, the settlement of the NDF Transaction.

8. Representations:

(a) This Master Confirmation is a legal, valid and binding obligation of each party, enforceable against each party in accordance with its terms.

(b) Each party will be deemed to represent to the other party on the date on which it enters into a NDF Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that NDF Transaction): (i)(A) it is acting for its own account, and it has made its own independent decisions to enter into that NDF Transaction and as to whether that NDF Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary; (B) it is not relying on any communications (written or oral) of the other party as investment advice or as a recommendation to enter into that NDF Transaction, it being understood that information and explanations related to the terms and conditions of a NDF Transaction shall not be considered investment advice or a recommendation to enter into that NDF Transaction; and (C) it has not received from the other party any assurance or guarantee as to the expected results of that NDF Transaction; (ii) it is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that NDF Transaction; and (iii) the other party is not acting as a fiduciary or an advisor for it in respect of that NDF Transaction.

9. Governing Law/Jurisdiction: This Master Confirmation shall be governed by the law, and the provisions on submission to jurisdiction, elected in the Master Agreement or the Addendum.

UBS AG:			WCM Pool LLC
			By:	Preferred Investment Solutions Corp.

By:	/s/ Seemanti Borkotoky		By:	/s/ Esther E. Goodman
	Name:	Seemanti Borkotoky		Name:	Esther E. Goodman
	Title:	Director Operations		Title:	Senior Executive Vice President and Chief Operating Officer
UBS Investment Bank

By:	/s/ Edward C. Keyl
	Name:	Edward C. Keyl
	Title:	Director
FX Prime Brokerage
UBS Investment Bank

ADDENDUM TO MASTER CONFIRMATION

DATED AS OF             , 2008

BETWEEN UBS AG

AND WCM POOL LLC

Part 1. Master Agreement

The term “Master Agreement” shall mean (i) if the parties have entered into a Master Agreement in a form published by ISDA, such Master Agreement, including any schedules or annexes constituting a part thereof, or in the event that there is no Master Agreement between the parties then, the parties agree to use best efforts promptly to negotiate, execute and deliver an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the “ISDA Form”), with such modifications as the parties will in good faith agree. Upon execution and delivery by the parties of such an agreement, this Master Confirmation shall supplement, form part of, and be subject to that agreement. All provisions contained in or incorporated by reference in that agreement upon its execution will govern this Master Confirmation except as expressly modified below. Until the parties execute and deliver that agreement, this Master Confirmation, together with all other documents referring to the ISDA Form confirming Transactions entered into between us (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to, an agreement in the form of the ISDA Form as if an agreement had been executed in such form (but without any Schedule, except for the following elections: (i) [New York] [English] law as the governing law, (ii) U.S. Dollars as the Termination Currency and (iii) for purposes of section 6 (e), loss shall apply) on the Trade Date of the first such Transaction between the parties. In the event of any inconsistency between the provisions of that agreement and this Master Confirmation, this Master Confirmation will prevail for the purpose of this Transaction.

Part 2. Calculation Agent

The parties agree that the Calculation Agent for each NDF Transaction shall be Party A

Part 3. Account Details (choose one)

[   ] Account details are as specified in applicable standing settlement instructions.

[   ] Account details are as follows:

Party A:

Party B:

Part 4. Contact Information

Address and other contact details for notices or communications to Party A:

Address and other contact details for notices or communications to Party B:

Part 5. Representations

N/A

Part 6. Other Terms

(a)	Exchange of Transaction Details Confirmation:

For each Transaction entered into hereunder, Party A shall promptly send to Party B a Transaction Details Confirmation (“TDC”), via electronic transmission, web-based communication, telex or facsimile transmission. Party B agrees to respond to such TDC by close of business the next Business Day after receipt of such TDC, either confirming agreement thereto or requesting a correction of any error(s) contained therein. Failure by Party B to respond within such period shall not affect the validity or enforceability of such Transaction and shall be deemed to be an affirmation of the terms contained in such TDC, absent manifest error (“Deemed Acceptance”). The parties agree that any such exchange or Deemed Acceptance of electronic transmission, web-based communication, telexes or facsimile transmissions shall constitute a Confirmation of such Transaction for all purposes hereunder.

(b)	NDFs settling in currencies other than USD (“Cross Currency NDFs”)

This Master Confirmation shall apply to a Cross-Currency NDF Transaction, which means a NDF Transaction for which the Transaction Confirmation specifies (i) that Settlement is Non-Deliverable, and (ii) a Settlement Currency that is not the subject of a Relevant EMTA Template on the Trade Date of the Cross-Currency NDF Transaction. In such a case, the Relevant EMTA Template (that is effective on the Trade Date of the NDF Transaction) shall be the confirmation template for the Reference Currency specified in the Transaction Confirmation, and all of the terms of such Relevant EMTA Template shall apply to such NDF Transaction, except as follows: (i) the Settlement Rate Option specified in the Relevant EMTA Template shall be deemed to be the Reference Currency Spot Rate for the Cross-Currency NDF Transaction, and (ii) the Settlement Rate Option for the Cross-Currency NDF Transaction shall mean the Cross-Currency Spot Rate, which shall be determined by reference to the Reference Currency Spot Rate and the Settlement Currency Spot Rate on the Valuation Date. The Transaction Confirmation shall specify the following Economic Terms for a Cross-Currency NDF Transaction, in addition to those listed in paragraph 5 of the Master Confirmation:

Cross-Currency Spot Rate

Settlement Currency Spot Rate